Exhibit (a)(51)

IVY FUNDS

Ivy Global Bond Fund
(Formerly, Ivy Global Strategic Income Fund)

Ivy Dividend Opportunities Fund
(Formerly, Ivy Dividend Income Fund)

Redesignation of Series of Shares of Beneficial Interest and
Redesignations of Classes of Shares of Beneficial Interest, No Par Value Per Share

The undersigned, being at least a majority of the Trustees of Ivy Funds (the "Trust"), a voluntary association organized under an Agreement and Declaration of Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), a copy of which document is on file in the office of the Secretary of the Commonwealth of Massachusetts, hereby approve and adopt the following resolutions as actions of the Trustees:

RESOLVED, that the name of Ivy Global Strategic Income Fund be, and it hereby is, changed to Ivy Global Bond Fund; and

         FURTHER RESOLVED, that the Fund's Class A, Class B, Class C, Class I and Class Y shares be, and they hereby are, redesignated as "Ivy Global Bond Fund –– Class A,", "Ivy Global Bond Fund –– Class B," "Ivy Global Bond Fund –– Class C," "Ivy Global Bond Fund –– Class I," and "Ivy Global Bond Fund –– Class Y," respectfully; and

FURTHER RESOLVED, that the name of Ivy Dividend Income Fund be, and it hereby is, changed to Ivy Dividend Opportunities Fund; and

         FURTHER RESOLVED, that the Fund's Class A, Class B, Class C, Class E, Class I and Class Y shares be, and they hereby are, redesignated as "Ivy Dividend Income Fund –– Class A", "Ivy Dividend Income Fund –– Class B," "Ivy Dividend Income Fund –– Class C," "Ivy Dividend Income Fund –– Class E," "Ivy Dividend Income Fund –– Class I" and Ivy Dividend Income Fund- Class Y," respectfully; and

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that this Amendment to the Declaration of Trust is filed with the State of Massachusetts.

         The undersigned hereby determine that the foregoing shall constitute an Amendment to the Declaration of Trust, effective as of the date that such Amendment to the Declaration of Trust is filed in the offices of the Commonwealth of Massachusetts.

Dated May 14, 2008

/s/Jarold W. Boettcher	/s/Glendon E. Johnson, Jr.
Jarold W. Boettcher, as Trustee	Glendon E. Johnson, Jr. as Trustee

/s/James D. Gressett	/s/Eleanor B. Schwartz
James D. Gressett, as Trustee	Eleanor B. Schwartz, as Trustee

/s/Joseph Harroz, Jr.	/s/Michael G. Smith
Joseph Harroz, Jr., as Trustee	Michael G. Smith, as Trustee

/s/Henry J. Herrmann	/s/Edward M. Tighe
Henry J. Herrmann, as Trustee	Edward M. Tighe, as Trustee